Exhibit 10.12

FIRST AMENDMENT TO THE
AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013

The Amgen Inc. Supplemental Retirement Plan, as Amended and Restated Effective October 16, 2013 (the “Plan”), is hereby amended, effective October 14, 2016, as follows:

1.	Section 6.3 is amended by deleting the third sentence thereof and replacing it with the following:

Any lump-sum payment made pursuant to this Section 6.2 or Section 6.5 shall be made, or installment payments shall commence, no later than December 31 of the year immediately following the year in which you die.

To record this First Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 14th day of October 2016.

AMGEN INC.

By:    /s/ Brian McNamee_______
Brian McNamee
Executive Vice President

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